6


                       SECURITY AGREEMENT


          THIS  SECURITY  AGREEMENT is dated as  of  February  4,
1999, and is entered into by and between The viaLink Company, an Oklahoma corporation ("Debtor"), in favor of Hewlett-Packard
Company, a Delaware corporation ("Secured Party").

                          INTRODUCTION:

     A. Debtor and Secured Party have entered into, inter alia, a Note Purchase Agreement, dated as of the date hereof (the "Note Purchase Agreement"), and, pursuant thereto, Debtor has issued in favor of Secured Party a Secured Subordinated Promissory Note, dated the date hereof, in the principal amount of US$6,000,000 (the "Initial Note"), which note may be exchanged, subject to and in accordance with the terms of the Note Purchase Agreement, for a Convertible Secured Subordinated Note of like principal amount convertible into shares of the Company's Common Stock (the "Convertible Note"); and

     B. In order to induce Secured Party to enter into the Note Purchase Agreement and, pursuant thereto, to extend the credit evidenced by the Notes, Debtor has agreed to enter into this Security Agreement and to grant the security interest in the Collateral described below.

                           AGREEMENT:

          NOW,   THEREFORE,  in  consideration  of  the  promises
contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:


     1.   Definitions and Interpretation

          .   When used in this Security Agreement, the following
terms shall have the following respective meanings:

          "Collateral" shall have the meaning given to that term in Section 2 hereof.

          "Copyright   Office"  shall  mean  the  United   States
Copyright Office or any successor office or agency thereto.

          "Copyrights" shall have the meaning given to that term in Attachment 1 hereto.

          "Event of Default" shall have the meaning given to that term in the Note.

          "Intellectual  Property  Collateral"  shall  mean   the
Copyrights, Patents, and Trademarks.

          "Note"  shall  mean  with  the  Initial  Note  or   the
Convertible Note, whichever is then in effect; and "Notes" shall mean the Initial Note and the Convertible Note, collectively.

          "Note Purchase Agreement" shall have the meaning given to that term in the Recitals to this Security Agreement.

          "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs chargeable to and payable by Debtor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C., Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

          "Patent  and  Trademark Office" shall mean  the  United
States Patent and Trademark Office or any successor office or agency thereto.

          "Patent Applications" means and refers to all applications made by, or on behalf of, Debtor to the Patent and Trademark Office or to any similar office or agency of any
foreign   country  or  political  subdivision  thereof  for   the
registration of Patents.

          "Patent Registrations" means and refers to all Patents registered with the Patent and Trademark Office or with any similar office or agency of any foreign country or political subdivision thereof for the registration of Patents.

          "Patents" shall have meaning given to that term in Attachment 1 hereto.

          "Permitted Liens" means the following:

               (i) any liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

(ii) liens (A) upon or in any equipment acquired or held by Debtor to secure the purchase price of such equipment or indebtedness incurred solely or the purpose of financing the acquisition of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, accessions thereto and the proceeds thereof;
(iii) liens on equipment leased by Debtor pursuant to a capital lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such equipment;
(iv) liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connections with the importation of goods;
(v) workman's, mechanics or similar liens arising in the ordinary course of Debtor's business; and
(vi) liens granted to secure any Senior Indebtedness (as defined in the Note).
               (vii) liens existing as of the date hereof disclosed in writing to, and approved by, Secured Party.

          "Shareholder  Agreement"  shall  mean  the  Shareholder
Agreement, dated as of the date hereof, by and between Debtor and Secured Party.

          "Secured Party" shall have the meaning given to that term in the introductory paragraph of this Security Agreement.

          "Software" shall have the meaning given to that term in Attachment 2 hereto.

          "Trademarks" shall have the meaning given to that term in Attachment 1 hereto.

          "Transaction  Documents" shall mean the  Note  Purchase
Agreement, the Notes, the Security Agreement, and the Shareholder
Agreement.

          "UCC" shall mean the Uniform Commercial Code as in effect in the State of California, as amended from time to time. Unless otherwise defined herein, all terms defined in the UCC shall have the respective meanings given to those terms in the UCC.


     2.   Grant of Security Interest

          . To secure payment and performance of the Obligations, Debtor hereby pledges and assigns to Secured Party and grants to Secured Party a security interest in all right, title, and interests of Debtor in and to the property described in Attachment 1 hereto (collectively and severally, the "Collateral"), which Attachment 1 is incorporated herein by this reference.


     3.   Representations and Warranties

          .   Debtor  represents and warrants  to  Secured  Party
that:

          (a) Debtor is the owner of or has a valid interest in the Collateral (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, will be the owner thereof) and that no other person has (or, in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) any right, title claim or interest (by way of Lien or otherwise) in, against or to the Collateral other than Permitted Liens;

(b) Secured Party has (or in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) a perfected security interest in the Collateral, provided that the Secured Party performs all acts necessary to perfect such security interest;
(c) Debtor does not own any Patents, Trademarks, Copyrights related to the Software defined in Attachment 2 registered in, or the subject of pending applications in, the Patent and Trademark Office or the Copyright Office or any similar offices or agencies in any other country or any political subdivision thereof, other than those described in Attachment 2 hereto;
(d) As of the date hereof, the Debtor's principal place of business and chief executive office is located at: 13800 Benson Road, Suite 100, Edmond, OK 73013-6417.

     4.   Covenants Relating to Collateral

          .  Debtor hereby agrees:

to  perform  all  acts  that   may  be  reasonably  necessary  to
maintain, preserve, protect and perfect the Collateral, the Lien granted to Secured Party therein and the junior priority of such Lien, other than Permitted Liens;

          (i) not to change Debtor's name or place of business or chief executive office or the location of any of its other Collateral without giving Secured Party thirty (30) days prior written notice;

(ii) to appear in and defend any action or proceeding which may affect its title to or Secured Party's interest in the Collateral other than with respect to Permitted Liens;
(iii) to comply with all material requirements of law relating to the production, possession, operation, maintenance and control of the Collateral, except to the extent that the failure to do so could not reasonably be expected to have a material adverse effect upon the financial or business condition of Debtor;
(iv) perform all acts and execute all documents, including notices of security interest for each relevant type of intellectual property in forms suitable for filing with the Patent and Trademark Office or the Copyright Office, as applicable, substantially in the form of Attachment 3 (appropriately revised) annexed hereto, that may be reasonably necessary to record, maintain, preserve, protect and perfect Secured Party's interest in the Collateral, the Lien granted to Secured Party in the Collateral, to the extent required by Secured Party;
(v) Debtor shall at all times keep at least one complete set of records concerning Collateral at its chief executive office and shall make such records available for inspection by Secured Party at such times as Secured Party may reasonably request. Debtor shall not be authorized to sell, transfer, grant nonexclusive licenses of or otherwise dispose of any item of Collateral other than in the ordinary course of business; and
(vi) If requested by Secured Party, Debtor shall deposit into an escrow account current and future version of the Software listed in Attachment 2.

     5.   Notice of Patent, Trademark, or Copyrights

             Debtor will promptly notify Secured Party upon the filing by Debtor by (i) an application for the registration of any Patent, Trademark, or Copyright with the Patent and Trademark Office or the Copyright Office or any similar agency in any other country or any political subdivision thereof; or (ii) any assignment of any Patent, Trademark or Copyright, which Debtor may acquire from a third party, filed with the Patent and Trademark Office or the Copyright Office or any similar agency in any other country or any political subdivision thereof.


     6.   Default and Remedies.

          (A) Debtor shall be deemed in "Default" under this Security Agreement upon the occurrence of an Event of Default as defined in  the Note which is not cured within the cure period set  forth in the Note. Upon the recurrence of any Default, Secured Party shall have the rights of a secured creditor under the UCC and applicable federal law. Without limiting the generality of the foregoing, Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, or for cash or credit, all as Secured Party deems reasonably advisable; provided, however, that Debtor shall be credited with the net proceeds of sale only when
such  proceeds  are  collected by Secured Party.   Secured  Party
shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold. Debtor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of Debtor set forth herein, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur.

(b) License. For the purpose of enabling Secured Party to exercise its rights and remedies under this Section 6 or otherwise in connection with this Agreement, Debtor hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Debtor) to use, license or sublicense any intellectual property Collateral. In the event of any public or private sale of any kind, the Secured Party shall have a right of refusal (on terms mutually agreeable to the parties at the time) to purchase the intellectual property Collateral from the Debtor.

     7.   Miscellaneous.

          (a) Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Debtor or Secured Party under this Security Agreement shall be provided in accordance with the terms of the Note
Purchase Agreement.

(b) Nonwaiver. No failure or delay on Secured Party's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.
          (c) Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purposes for which given.

(d)  Expenses.
               (i) Debtor shall pay on demand all fees and expenses, including reasonable attorneys' fees and expenses, incurred by Secured
Party in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which are not performed as and when required by this Security Agreement.

(ii) Secured Party shall pay on demand all fees and expenses, including reasonable attorneys' fees and expenses, incurred by Debtor in connection with the enforcement or attempt to enforce any of the obligations of Secured Party under this Security
Agreement which is not performed as and when required by this Security Agreement.
          (e) Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

(f) Termination. This Security Agreement shall terminate and be of no further force and effect upon payment in full by Debtor of all principal, interest, and other amounts owed under the Note, or upon the conversion of the Notes in accordance with the terms thereof so that no principal, interest, or other amounts are owed under the Note.
                    [Signature Page Follows]

          IN WITNESS WHEREOF, each party hereto has caused this Security Agreement to be executed by its duly authorized officer as of the date first above written.

                           THE VIALINK COMPANY



                           By:/s/  Lewis B. Kilbourne
                           Name:Lewis B. Kilbourne
                           Title:    CEO


                           HEWLETT-PACKARD COMPANY


                           By:/s/  Craig A. White
                           Name:Craig A. White
                           Title:    VP & General Manager

                          ATTACHMENT 1
                      TO SECURITY AGREEMENT

          All right, title and interest of Debtor now owned or hereafter acquired in and to the following:

a) All patentable inventions, patent rights, shop rights, letters of patent of the United States or any other country, all right, title and interest therein and thereto, and all registrations and recordings thereof, including all patent registrations and recordings in the Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any foreign country or political subdivision thereof, relating to the Software defined in Attachment 2 whether now owned or hereafter acquired by Debtor, (collectively, the "Patents");

b) The copyrights including all original works of authorship fixed in any tangible medium of expression, all right, title, and interest therein and thereto, and all registrations and recordings thereof, including all applications, registrations and recordings in the Copyright Office or in any similar office or agency of the United States, any state thereof, or any foreign country or political subdivision thereof, relating to the Software defined in Attachment 2 whether now owned or hereafter acquired by Debtor; (collectively, the "Copyrights").

c) All trademarks, trade names, trade styles and service marks, and all prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, and all designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title, and interest therein and thereto, all registrations and recordings thereof, including all applications, registrations, and recordings in the Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any foreign country or political subdivision thereof, relating to the Software defined in Attachment 2, whether now owned or hereafter acquired by Debtor, (collectively, the "Trademarks").



                          ATTACHMENT 2
                      TO SECURITY AGREEMENT

SOFTWARE:

          The software consists of the viaLink Services which are a set of Internet-based software applications that provide management of information flow between retailers, manufacturers and suppliers of consumer packaged goods, and includes the Item Catalog, ItemXpress, and Exchange Manager.


TRADEMARKS (including Trademark Applications)

TRADEMARK       JURISDICTION     REGISTRATION   REGISTRATION
                                 DATE           NUMBER
viaLink         US Patent &      September 9,   2,094,145
                Trademark        1997
                Office
Chainlink       US Patent &      July 2, 1996   1,984,648
                Trademark
                Office